UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 23, 2003

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 12.       Results of Operations and Financial Condition.

On October 23, 2003, Nu Skin Enterprises issued a press release announcing its financial results for the third quarter ended September 30, 2003 and certain other information. A copy of Nu Skin Enterprises’ press release is attached as Exhibit 99.1 to this report and incorporated by reference.

The information furnished in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

In the press release furnished herewith in Exhibit 99.1, the Company provides net income and earnings per share measures for the third quarter and for the nine months ended September 30, 2003, and operating margin for the third quarter that exclude certain one-time charges that were incurred in the third quarter as described in the press release. These measures adjust GAAP net income, earnings per share and operating margin to remove the impact of these charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. A reconciliation of net income, earnings per share and operating margin, excluding the anticipated one-time charges, to net income, earnings per share and operating margin, on a GAAP basis, is provided in the press release furnished herewith.

EXHIBIT NO.	DESCRIPTION
99.1	Nu Skin Enterprises' Press Release dated October 23, 2003, regarding third quarter financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/  Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date: October 23, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises' Press Release dated October 23, 2003, regarding third quarter financial results.